Exhibit 4.29

Kamada/Kedrion- 2nd addendum to Supply and Distribution Agreement

SECOND ADDENDUM TO SUPPLY AND DISTRIBUTION AGREEMENT

This second addendum (the “Amendment”) to the Supply and Distribution Agreement dated July 18, 2011 (the “Agreement”) is made and entered into as of October 11, 2018, by and between Kamada Ltd. (“Kamada”), and Kedrion S.p.A.(“Kedrion”).

WHEREAS, Kamada and Kedrion are parties to the Agreement;

WHEREAS, the Parties wish to amend Exhibit E (Purchase Price);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.	Kamada's residential address will replaced by the following:

2 Holzman Street, Weizmann Science Park, Rehovot 7670402, Israel.

2.	Exhibit E in the Agreement shall be deemed as replaced and superseded by the attached revised Exhibit E.

3.	All provisions of the Agreement which are not expressly amended by the terms of this Amendment shall remain in effect and without change.

IN WITNESS WHEREOF, the Parties have caused this 2nd Addendum to be executed by their duly authorized representatives, effective on this date first set forth above.

Kamada Ltd. By: Signature	Kedrion S.p.A. By: Signature

Name: Amir London	Name:

Title: CEO	Title:

By: Signature

Name: Chaime Orlev

Title: CFO

Date:

Appendix 1

Revised Exhibit E

This Exhibit E will supersede the Exhibit E under the Agreement.

1.	Purchase Price.

A.
For Calendar Year [*****], the purchase price of the Product is $[*****] per ml (“Purchase Price”).  For the successive Calendar Years, the Purchase Price will be based on the average Net Price (as defined below) calculated during the previous Calendar Year, multiplied by the Discount Factor (as defined below).  Notwithstanding the foregoing, in any event, the Purchase Price shall not be lesser than $[***] per ml.

B.
Kedrion and Kamada agree to maintain a flat Purchase Price for the duration of each applicable Calendar Year. Kedrion will, on a quarterly basis, provide Kamada with information regarding (1) actual quantity of ml of Product sold by Kedrion to its customers, and; (2) the total revenues of the Product in preceding quarter, which will be calculated based on the Net Price.

2.	Purchase Price Reconciliation (True-Up).

A.	The Parties will conduct a true-up process once a year, no later than [*****] days following the end of Calendar Year, as follows:

Kamada will charge or credit the differences between the invoiced Purchase Price per ml ("A") and the average Net Price per ml of the Product sold by Kedrion in the preceding [*****]([*****]) Calendar Quarters multiplied by the Discount Factor, during such period ("B"). The calculated difference is multiplied by the quantity of ml sold by Kamada to Kedrion during such period ("C").

Purchase Price Reconciliation= (A-B)*C.

A credit shall be offset against future purchases of Product by Kedrion, and a charge will be paid by Kedrion following receiving an applicable invoice from Kamada, in accordance with the payment terms set forth in the Agreement.

B.	For the avoidance of any doubt, upon the completion of the sale of the Product from Kamada to Kedrion, the title and risks pass to Kedrion upon arrival of the Product to Kedrion's Facility.

3.	Quarterly Report and Calculation of Net Price.

Commencing on January 1, 2018, within [*****]([*****]) days following the end of each Calendar Quarter during the Term, Kedrion shall report to Kamada of the Net Price per ml of Product during the preceding Calendar Quarter, including the calculation thereof. Calculation in accordance to US GAAP.

4.	Definitions:

A.
“Authorized Distributor” means an authorized distributor of record, as such term is defined in 21 C.F.R. Section 203.3(b), which holds a contract with Kedrion for distribution of the Product, as designated by Kedrion from time to time.

B.	”Calendar Quarter” means each three (3) month period during a calendar year starting January 1st.

C.	“Discount Factor” means [*****] percent ([*****]%).

D.	“GPO” means a group purchasing organization, as such term is defined in 21 C.F.R Section 203.3(o), which holds a contract with Kedrion.

E.
“Net Price” means the sum determined by deducting from the gross amount invoiced by Kedrion for Product sold to its customers in arm’s length transactions to customers who are not affiliates of Kedrion in the Territory during the applicable payment period, all items included in Table 1 below and updated from time to time with mutual agreement; such calculations shall be calculated in accordance with GAAP.  All such accruals shall be subject to further “true up” pursuant to this definition.

Table 1

Item	Description
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

F.	The Net Price shall exclude expenses incurred by either Party, such as, but not limited to, Marketing, Sales and Promotional Costs, 3PL or third party logistics fees.

G.
Upon a change greater than [*****]% in the price of plasma purchased by Kamada from Advanced BioServices LLC further to the provisions of the Plasma Supply Agreement, during the term of this Agreement, the Purchase Price specified above shall be changed by the same proportions of such change.

Both parties agree to negotiate in good faith, the terms of this last Article G on the mechanism by which the plasma pricing change will be applied to the Purchase Price.